SUPPLY PARTNERSHIP AGREEMENT


                                       OF

                             CRITICARE SYSTEMS INC.

                                       AND

                         TRIVIRIX INTERNATIONAL LIMITED,




                                 26 OCTOBER 2000


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                          SUPPLY PARTNERSHIP AGREEMENT


THIS SUPPLY PARTNERSHIP AGREEMENT (hereinafter called Agreement), dated as of 26 October, 2000 (hereinafter called Effective Date), is entered into by and between:

CRITICARE SYSTEMS INC., a corporation duly organized and existing under the laws of Wisconsin, USA, having its principal place of business at 20925 Crossroads Circle, Waukesha, WI 53186-4054, USA (hereinafter referred to as "Criticare"), and

TRIVIRIX INTERNATIONAL LIMITED, a corporation duly organized and existing under the laws of Northern Ireland, UK, having its principal place of business at Advantage Way, Ballygomartin Industrial Park, Belfast, Northern Ireland, BT13 3PN (hereinafter referred to as "TriVirix ").

WHEREAS, Criticare has substantial expertise in the design, development and market the patient monitoring systems and noninvasive sensors for anesthesia, critical care, respirator care, emergency transport, outpatient care and home care;

WHEREAS, TriVirix International has substantial expertise in the design, development and manufacture of the medical diagnostic systems and the related accessory and consumables;

WHEREAS, Criticare and TriVirix desire to establish a supply partnership cooperation for Criticare to appoint TriVirix to manufacture the Products with cost-effective advantages.

NOW, THEREFORE, in consideration of the mutual conveniences and promises herein contained, Criticare and TriVirix hereto agree as follows:

1.   Definition.

     (1) The term "Products" means all designated products manufactured by TriVirix for Criticare.

     (2)  The  term  "Territory"  means  all  countries  in  the  US and Europe.

     (3) The term "Specification" means the detailed specifications of the Products provided by Criticare. This Specification may be updated from time to time pursuant to the mutual written agreement of Criticare and TriVirix.


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     (4)  The  term  "Party"  shall mean either Criticare or TriVirix ; the term
          "Parties"  shall  mean  Criticare  and  TriVirix  .

     (5) "Intellectual Property" shall mean any and all patents, patent applications, copyrights, mask work rights, trade secrets (including without limitation of Party's Confidential Information) and other intellectual property rights in and to the Products, to the extent that such rights are to be embodied in, or which must be practiced in order to make, use or sell, the Products.

     (6) "Trademarks" shall mean the trademarks, trade names and other commercial symbols of Criticare or Criticare's Criticare listed on Exhibit A attached hereto.

     (7) "Business Day" shall mean a day on which banks in Waukesha, Wisconsin, USA and Belfast, Northern Ireland are open for business.

     (8) "Initial Term" shall mean the period of three (3) years after the Effective Date.

     (9) "Term" shall mean the Initial Term and any extension terms, as described in Article 15. (1) below.

     (10) "Affiliate" shall mean any corporation or other legal entity that controls, is controlled by, or is under common control with the Party. For purposes of this definition, control shall mean the ownership, directly or indirectly, of fifty percent or more of the voting capital shares or similar voting securities of an entity.

2.   Purpose  of  Agreement.

     (1) The Parties shall cooperate in the manufacturing of Products in accordance with Section 3 below.

     (2) During the Term of this Agreement, Criticare shall appoint TriVirix as the exclusive contracted supplier in the Territory to manufacture Criticare's designated Products, TriVirix shall not sell to the Medical Market any other products that are in competing with the Criticare's Products without the prior written consent of Criticare.

3.   Scope  of  Cooperation  in  the  Manufacturing  of  the  Products.

     (1) The Parties hereto agree to cooperate as provided hereunder during each of the following stages of the manufacturing of the Products.


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          a.   Pre-manufacturing  phase;

          b.   Pilot  manufacturing  phase;  and

          c.   Standard  manufacturing  phase.

     (2) In connection with the Pre-manufacturing phase, the Parties agree to and not limit to cooperate as follows:

          a. Criticare may send TriVirix a written request notice for quotation for the Products. The purchase quantity of the Products, the duration of the purchase order, the delivery schedule and the quantity of each partial shipment should be indicated in this written notice.

          b. TriVirix shall send Criticare the requested quotation and other related information within forty-five (45) working days after receiving all technical documents as described in Article 3. (2)
               d.  below.

          c. Criticare shall send TriVirix a formal purchase order or Criticare's suggestion within forty-five (45) working days after receiving TriVirix's quotation for the Products, subject to extension as necessary and agreed by the Parties.

          d. Criticare shall provide TriVirix all necessary information for the manufacturing of the Products including and not limited to the following documents:

               (a)  Bill  of  materials  of  the  Products.

               (b) Specification, engineering drawing, manufacturer's brand name and parts number of the materials.

               (c)  Gerber  files  of  the  printed  circuit  boards.

               (d) Samples of one of each of the unpopulated printed circuit board, the populated printed circuit board and the Products.

               (e)  User's  manual  and  service  manual.

               (f) Standard operation procedures and tools for assembling the Products.


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               (g)  Quality control procedures and test fixtures for testing the
                    Products.

               (h) Specification of labeling and marking (i.e. S/N) of the Products.

               (i)  Specification  of  package  and  packaging  materials.

               (j) Format or content of the QC report that TriVirix may need to provide to Criticare during each shipment.

     (3) In connection with the Pilot manufacturing phase, the Parties agree to and not limit to cooperate as follows:

          a. TriVirix shall manufacture and deliver the prototype or the validation lot of the Products to Criticare according to the terms and conditions as set forth in the purchase order agreed by the Parties.

          b. Criticare has the right to cancel the purchase order if the prototype or the first validation lot is unacceptable to Criticare and can not be made acceptable by TriVirix within forty-five (45) days, subject to the exception as described in
               Article  3.  (5).

          c. In the event that Criticare has to cancel the purchase order, Criticare is financially responsible for the cost of manufacturing of the prototype or the first validation lot of the Products, this includes the cost of tooling, setup, prototype or the first validation lot and the rest of the raw materials that TriVirix has purchased for the purchase order.

     (4) With respect to the Standard manufacturing phase, the Parties agree to and not limit to cooperate as follows:

          a. TriVirix shall manufacture and deliver the Products to Criticare according to the terms and conditions as set forth in the purchase order agreed by the Parties.

          b. Criticare has the right to cancel the purchase order if the Products is unacceptable to Criticare and cannot be made acceptable by TriVirix within forty-five (45) days, subject to the exception as described in Article 3. (5).

          c. In the event that Criticare has to cancel the purchase order, Criticare is financially responsible for the rest of the raw materials that TriVirix has purchased for the purchase order.


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     (5)  Criticare  is  responsible in providing TriVirix the correct technical information for the manufacturing and the quality control testing of the Products. If the Products fail to pass Criticare's incoming inspection and system level functional test due to incorrect technical document, then Criticare is financially responsible for the cost of manufacturing of the Products, this includes the cost of tooling, setup, Products, and the rest of the raw materials that TriVirix has purchased for the purchase order.

     (6) TriVirix should immediately inform Criticare if the manufacturers of one or more of the materials, components, parts and modules for the Products cease to produce. In this case, the Parties will cooperate together to purchase enough quantities of these phase-out materials and Criticare will consider re-designing the Products.

     (7) TriVirix shall not be responsible for discontinuing the supply of the Products to Criticare in the case of shortage of the materials as described in Article 3. (6).

     (8) In the event that Criticare has to cancel the purchase order due to shortage of the materials as described in Article 3. (6), Criticare is financially responsible for the cost of the rest of the raw materials that TriVirix has purchased for the purchase order.

     (9) In connection with the manufacturing of the Products, Criticare and TriVirix may each be responsible for:

          a. having their respective engineering groups work together to discuss the technical issues arising from the manufacturing of the Products; and

          b. conducting phased reviews to ensure continued monitoring of the manufacturing of the Products including without limitation of detailed design review, quality improvement and cost reduction.

     (10) As part of the transfer of manufacturing to TriVirix, materials left over at Criticare's current manufacturers including printed circuit board components may be in surplus. TriVirix agree to purchase all usable materials from Criticare at TriVirix' quoted cost.


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4.   Licenses.

     (1) Criticare hereby grants TriVirix a non-exclusive, royalty-free, worldwide license during the Term of this Agreement to practice the Criticare's Intellectual Property in order to manufacture Products in accordance with this Agreement.

     (2) TriVirix shall not have the rights to grant sublicenses to other third parties to practice the Criticare's Intellectual Property to other uses.

     (3) Any other use of the Criticare's Intellectual Property by TriVirix shall be a material breach of this Agreement by TriVirix.

5.   Manufacturing.

     (1) During the Term of this Agreement, TriVirix shall manufacture the Products only for sale to Criticare, or at Criticare's request, Criticare's Criticares. Criticare shall have the right to use and/or resell such Products on a worldwide basis, as it sees fit.

     (2) TriVirix shall manufacture and deliver the Products to Criticare according to the terms and conditions as set forth in each of the written purchase order agreed by the Parties.

     (3) All Products sold to Criticare by TriVirix shall be marked by Trademarks of Criticare, or at Criticare's request, Trademarks of Criticare's Criticares.

     (4)  TriVirix  shall  not  use  Trademarks  of  Criticare  and  Criticare's
          Criticares  for  any  other  purposes.

     (5) TriVirix agrees to maintain at all times in their finished products inventories one full month quantities of all products under current purchase orders from Criticare. This shall be achieved within four months after the initial delivery. Should Criticare increase it orders, such that the one month finished goods inventory is utilized, TriVirix shall have six months to re-establish the one month of finished good inventory.

6.   Quality  Control  Procedures.

     (1) Quality Control Procedures of the Products may be established by Criticare and approved by the Parties.


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     (2)  TriVirix shall provide Criticare on a monthly basis with copies of all records concerning TriVirix' compliance with the Quality Control Procedures upon Criticare's request. Criticare shall meet with TriVirix on an urgent basis to discuss and address any concerns that Criticare may have from time to time with respect to TriVirix' compliance with those Quality Control Procedures.

7.   Purchase  Prices.

     (1) The Purchase Prices of the Products manufactured by TriVirix for Criticare are set forth in each of the written purchase orders agreed by the Parties. Pricing on Purchase Orders is agreed to by both parties and shall be fixed for one year.

8.   Delivery.

     (1) The Products ordered by Criticare and accepted by TriVirix shall be delivered to Criticare (or the recipient) on the conditions of FOB, Belfast.

     (2) The ultimate shipment of the Products by TriVirix to the recipient shall be subject to the right and ability of TriVirix, to make such sales and obtain required licenses and permits, under all decrees, statutes, rules and regulations of its respective government and agencies or instrumentalities thereof presently in effect or which may be in effect hereafter.

          The  recipient  of  such  shipments  hereby  agrees:

          a. to assist TriVirix in obtaining any such required licenses or permits by supplying such documentation or information as may be requested by the other Party;

          b. to comply with such decrees, statutes, rules and regulations of the government of TriVirix and agencies or instrumentality thereof;

          c. to maintain the necessary records to comply with such decrees, statutes, rules and regulations;

          d. not to re-export any Products, except in compliance with such decrees, statutes, rules and regulations;

          e. to obtain all governmental approvals and licenses necessary to import the Products into its respective country;


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          f.   not  to  sell,  transfer  or otherwise dispose of the Products in violation  of  the  export  laws  of  TriVirix'  country;  and

          g. to indemnify, defend and hold harmless TriVirix from any and all fines, damages, losses, costs and expenses including reasonable attorneys' fees. incurred by TriVirix as a result of any breach of this Article 8. 2. by the recipient of such shipments.

     (3) Unless the recipient of Products requests otherwise, all Products ordered by such recipient shall be packed for shipment and storage in accordance with TriVirix' standard commercial practices. It is the recipient's obligation to notify TriVirix of any special packaging requirements, which shall be at the recipient's expense.

     (4) TriVirix shall deliver the Products into the possession of a common carrier designated by the recipient no later than the date specified for such delivery on the relevant purchase order for such Products;
          provided, however, that if the recipient does not designate a common carrier by such date, the TriVirix may do so on the recipient's behalf.

     (5) Risk of loss and damage to the Products shall pass to the recipient upon the delivery of such Products to the designated common carrier. All claims for short shipments must be made in writing by the recipient to TriVirix within ten (10) days of the recipient's receipt of such Products at its shipping destination. Any claims of short shipment not made within such period shall be deemed waived and released.

     (6) In the event of any discrepancy between any purchase order accepted by a Party hereunder and this Agreement, the terms and conditions of this Agreement shall govern.

9.   Payment.

     (1) All amounts due and payable with respect to Products delivered by TriVirix to the recipient in accordance with Article 8. (2) shall be paid in full amount within thirty (30) days after the recipient's receipt of an invoice covering such Products. Invoices may not be sent prior to the delivery date of the Products covered by such invoice.


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     (2)  All  payment and other amounts payable hereunder shall be paid in U.S.
          Dollars by wire transfer to TriVirix's designated bank or account in writing. Whenever any amount hereunder is due on a day which is not a Business Day, such amount shall be paid on the next such Business Day. Amounts hereunder shall be considered to be paid as of the day on which funds are received by TriVirix's designated bank. No part of any amount payable to TriVirix hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which the payer might have against the payee, any other party or otherwise.

     (3) All payment and other amounts due and owing from the recipient hereunder but not paid by the recipient on the due date thereof shall bear interest (in U.S. Dollars) at the rate of the lesser of:

          a.   twelve  percent  (12%)  per  annum;  and

          b.   the  maximum lawful interest rate permitted under applicable law.

          Such interest shall accrue on the unpaid balance from time to time outstanding from the date on such payment and other amount become due and owing until payment thereof in full.

10.  Warranty.

     (1) TriVirix warrants that, after successful testing of the prototype or the validation lot as described in Article 3. (3) and after Criticare gives its final written approval of the quality of the prototype or the validation lot:

           a.  the  Products  shall  conform  to  the  Specifications;  and

           b. the Products shall be manufactured in accordance with the Quality Control Procedures.

           c. Unless other specified in the written purchase order agreed by the Parties, the Products are warranted against defects in materials and workmanship for a period of 12 months from the date of delivery.

     (2) The Parties agree that, upon breach by TriVirix of its respective warranty under this Article 10. (1), TriVirix's remedies shall be limited to repair or replacement of the non-conforming Products.


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     (3)  EXCEPT  AS  STATED  ABOVE,  EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY
          KIND, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO SYSTEM, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND TITLE.

11.  Ownership  of  the  Intellectual  Properties.

     (1) Criticare will own all Intellectual Properties rights in and to the Products, to the extent that such rights are to be embodied in, or which must be practiced in order to make, use or sell, the Products.

     (2) Each Party shall execute any and all documents which the other Party may reasonably request in order to protect the other Party's rights in the other Party's Intellectual Property. The other Party shall reimburse such Party for reasonable out-of-pocket costs which it incurs in carrying out the foregoing responsibilities.

12.  Intellectual  Properties  Indemnification.

     (1) Criticare agrees to indemnify, defend and hold harmless TriVirix and its officers, directors, employees, and agents from and against any and all claims, demands, costs and liabilities (including all reasonable attorneys' fees and court costs) of any kind whatsoever, arising directly or indirectly out of claims that TriVirix is infringing on the intellectual property rights of third parties due to TriVirix' use of the Products as follows:

          a. In the event that the Products is held in a suit or proceeding to infringe any intellectual property rights of a third party and the use of such Products is enjoined, or Criticare reasonably believes that it is likely to be found to infringe or likely to be enjoined, then Criticare shall, at its sole cost and expense, either

               (a) procure for TriVirix the right to continue using such Products, or

               (b)  modify  such  Products  so  that  it becomes non-infringing.

          b. Criticare shall have no obligation for any claim of infringement arising from:

               (a) any combination of the Products with products not supplied or approved in writing by Criticare, where such infringement would not have occurred but for such combination;


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               (b)  the adaptation or modification of the Products not performed by Criticare, where such infringement would not have occurred but for such adaptation or modification;

               (c) the use of the Products in an application for which it was not designed or intended, where such infringement would not have occurred but for such use; or

               (d) a claim based on intellectual property rights not owned by Criticare.

          c. Article 11. (1) states Criticare's sole and exclusive remedy in the event that the Products infringes on the intellectual property right of any third party.

     (2)  TriVirix  hereby  agrees  that:

          a. Criticare shall have sole control and authority with respect to the defense or settlement of any such claim; and

          b. TriVirix shall cooperate fully with Criticare at Criticare's cost and expense, in the defense of any such claim. Any settlement of any such claims that imposes any liability or limitation on TriVirix shall not be entered into without the prior written consent of TriVirix.

     (3)  In  the  event  a  claim is based on an indemnified claim described in
          Article 11. (1) above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

13.  Limitations  of  Liability.

     (1) EXCEPT FOR ITS INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11 ABOVE, NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF PROFITS, OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR EXEMPLARY DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THE USE, MANUFACTURE OR SALE OF PRODUCTS.


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     (2)  EXCEPT FOR THIRD PARTY CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGES,
          EXCEPT FOR UNAUTHORIZED USE OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS AND EXCEPT FOR ITS INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11 ABOVE, EACH PARTY'S LIABILITY FOR DAMAGES TO THE OTHER PARTY FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED THE TOTAL FEES AND OTHER AMOUNTS PAID BY THE OTHER PARTY TO SUCH PARTY HEREUNDER DURING THE IMMEDIATELY PRECEDING SIX MONTHS PERIOD.

14.  Confidentiality.

     (1) Each Party acknowledges and agrees that in the course of its performance of this Agreement, it may receive confidential information of the other party (the "disclosing Party"). Accordingly, the Party receiving such confidential information (the "receiving Party") hereby represents and agrees that, during and after the Term of this Agreement, all disclosures of confidential information to the receiving Party, its agents and employees shall be held in strict confidence by such receiving Party, which shall disclose the confidential information only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the Terms and Conditions hereof. During and after the Term of this Agreement, the receiving Party shall not use the confidential information except for the purposes of exercising its rights and carrying out its duties hereunder. The provisions of this Article 14 shall also apply to any consultants or subcontractors, during and after the Term of this Agreement, that the receiving Party may engage in connection with this Agreement. Each Party shall take necessary steps to ensure that its employees, consultants, agents and subcontractors respect the provisions of this Article 14.

     (2) Notwithstanding anything contained in this Agreement to the contrary, neither Party shall be liable for a disclosure of the disclosing
          Party's  confidential  information  if  the  information so disclosed:

          a. was in the public domain at the time it was disclosed by the disclosing Party to the receiving Party or thereafter becomes part of the public domain through no fault of the receiving Party; or

          b. was known to or contained in the records of the receiving Party at the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or


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          c.   becomes known to the receiving Party from a source other than the disclosing Party without such source breaching its confidentiality obligations to the disclosing Party; or

          d. was required to be disclosed under court order, legal or administrative process or as otherwise required by law, provided that the receiving Party has given the disclosing Party no less than ten (10) days prior written notice of the receiving Party's intention to make a disclosure pursuant to this Article 14. 2. d.

15.  Term  and  Termination.

     (1) Unless sooner terminated in accordance with Article 15. (2) below, the Term of this Agreement shall begin on the Effective Date and shall expire at the end of the Initial Term; provided, however, that the Term of this Agreement shall automatically be extended, subject to termination in accordance with Article 15. (2), for additional periods of two (2) years each, unless either Party gives the other Party written notice to the contrary at least sixty (60) days prior to the end of the Initial Term or the then-current extension term, as the case may be, in which case the Term of this Agreement shall expire at the end of the Initial Term or the then-current extension term, as the case may be.

     (2) Upon the occurrence of any one of the following events with respect to a party (the "breaching Party"), the other Party shall have the right to terminate this Agreement, effective immediately upon giving the breaching Party written notice of such termination as follows:

          a. a material breach by the breaching Party in fulfilling any one or more of its covenants, obligations or responsibilities pursuant to this Agreement, which failure is not cured within thirty (30) days after the breaching Party receives written notice of such breach from the other Party;

          b. dissolution, termination of existence, liquidation, insolvency or business failure of the breaching Party, or the appointment of a custodian or receiver for the breaching Party or any part of the property of the breaching Party if such appointment is not terminated or dismissed within thirty (30) days; except for transmittance of control from one Party to its Affiliate.

          c. the institution by the breaching Party of any proceeding under applicable bankruptcy laws or the making by the breaching Party of a composition or any assignment or trust mortgage for the benefit of creditors; or

          d. the institution against the breaching Party of a proceeding under applicable bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing.

          e. TriVirix fails to maintain its ISO 9002 certification and is unable to recover its certification within a reasonable period of time.

     (3) In no event shall termination of this Agreement terminate the obligation of either Party to make royalty, fee or other amount either due hereunder as of the date of termination or which becomes due thereafter in accordance with the terms of this Agreement.

     (4)  Upon  termination  of  this  Agreement  for  any  reason:

          a.   TriVirix  shall  immediately  terminate  production  of Products.

          b. Each Party shall cease using the other Party's Confidential Information and either promptly return to the other Party or dispose of all of the other Party's Confidential Information in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect).

     (5) Neither Party shall by reason of the termination of this Agreement be liable to the other Party for compensation or damages on account of the loss of profits or sales, or expenditures, investments or commitments in connection therewith.

     (6) The provisions of Sections 11, 12, 13, 14, 15(3) through (6) and 16 of this Agreement shall survive any termination of this Agreement.

     (7) If a "Change of Control" occurs on either parties part, this Agreement will stay in effect for one full year after the "Change of Control" takes place. Written notification of "Change of Control" must be given to the other party within 30 days after the "Change of Control" is instituted.

16.  General  Provisions.

     (1) Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the consent of the other Party except in connection the assignment to the Affiliate of the Part. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     (2) Governing Law. This Agreement shall be governed by and construed in accordance with laws of the Common wealth of Northern Ireland and Wisconsin, excluding (a) its conflict of laws principles; (b) the United Nations Convention on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention"); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

     (3) Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration, including the rendering of the reward, shall take place in Waukesha, Wisconsin, USA, and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrators shall be final and binding upon the Parties hereto. The arbitration shall be conducted in English by three arbitrators to be selected by the AAA in accordance with its normal procedures. Notwithstanding this, application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section 17 (3) to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

     (4) Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

     (5) No Agency. Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

     (6) Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

     (7) Notices. Any and all notices and other communications in connection with this Agreement shall be in writing and shall be sent (a) personally delivered, (b) transmitted by registered air mail, postage prepaid, return receipt requested, (c) by Federal Express or other recognized courier service, (d) transmitted by telex/facsimile/e-mail with confirmed answer-back, to the Parties hereto as follows:

          To:     Criticare  Systems,  Inc.
                  20925  Crossroads  Circle,
                  Waukesha,  WI  53186-4054,  USA
                  Attention:     Emil  Soika,  President  and  CEO
                  Joseph P. Lester, Vice President and General Manager Telex/Facsimile No.: 1-262-798-8290
                  E-mail:  joe.lester@csiusa.com
                  Answerback:  1-262-798-8282

          To:     TriVirix  International  Limited
                  Advantage  Way,  Ballygomartin  Industrial  Park,
                  Belfast,  N.I.,  BT13  3PN
                  Attention: Tom Larrichio, Director of Materials and Contracts Telex/Facsimile No.: 919 259-9011
                  E-mail:  tlarrichio@trivirix.com
                  Answerback:  919  259-9000

          or to such other address, telex/facsimile number, e-mail address and individual as either Party may from time to time designate by notice hereunder.

     (8) Entire Agreement. This Agreement constitutes the entire agreement between the Parties. No waiver, consent, modification or change of the terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     (9) Force Majeure. Neither Party shall be in default hereunder by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if such delay or failure is cause by strikes, fires, casualties, floods, wars, acts of God or the public enemy, riots, incendiaries, lockouts, failure of public utilities, injunctions or any act, exercise, assertion or requirement of governmental authorities, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, interference by civil or military authorities, compliance with governmental laws, rules, regulations and decisions, including without limitation, those relating to exchange restrictions or similar events that beyond its control or without its fault or negligence. However, each Party hereto shall promptly notify the other Party of the occurrence of each such force majeure condition.

     (10) Performance. TriVirix shall make available by electronic or other means any information required by Criticare to be obtained or maintained as it relates to Products, including current data regarding status and performance on this purchase order.

     (11) Government and Agency Requirements. TriVirix makes no warranty that the Product Specifications meet all applicable government and independent agency requirements, standards, and approvals.

     (12) Product Repair. Criticare, its distributors, Customers, or other designee may return Products to TriVirix that are determined by Criticare to be defective or that need repair. Upon determination of any defective Product, Criticare may request, and TriVirix shall issue, a "return authorization number" enabling Criticare or the end-user to ship such Product on a freight-collect basis to TriVirix. TriVirix shall, at TriVirix' option, either replace or repair Products found to be defective during the Warranty period with Products which conform to the Product Specifications which are part of this Purchase Order and in force at the time the defective Products were originally delivered. Products returned for defects in workmanship and/or materials during the Warranty Period will be repaired and shipped back to the appropriate destination at no charge to Criticare. Repair of non-warranty and/or post-warranty Products shall be in accordance with Criticare's instruction. Repair and shipping costs for Products returned for defects that are not the responsibility of TriVirix, including Products that have been improperly used and/or handled, non-warranty Products, and post-warranty Products, shall be paid by Criticare. If the Products are returned to TriVirix, and TriVirix determines that said Products are not defective in any way, and Criticare agrees with TriVirix' findings, Criticare agrees to pay TriVirix a fixed amount to be negotiated between TriVirix and Criticare (no defects found charge) for each such Product. TriVirix' warranty shall not apply to any defects caused by improper use, handling, or transportation, unless improperly packaged by TriVirix for delivery to Criticare or its designee.

     (13) Product Specification Changes. In the event Criticare changes the Product Specifications, Criticare shall promptly advise TriVirix in writing of such changes; or in the case of a change to the specification required due to parts obsolescence or unavailability, TriVirix shall promptly advise Criticare in writing as to any scheduling and/or price adjustments which may result from such changes. Prior to implementation of such changes, the Parties agree to negotiate in good faith in an attempt to reach agreement on (a) the new price for any Product manufactured or service provided hereunder by TriVirix which embodies such changes, and (b) any other amendments to this Purchase Order which may be necessitated by such changes (i.e., an adjustment to the lead time for purchase orders). Criticare agrees to reimburse TriVirix for the reasonable, mutually agreed expenses incurred by TriVirix as a result of such changes, including, but not limited to, reimbursing TriVirix for its development costs, capital expenditure costs, rework costs, and costs for any components or other materials rendered unusable as a result of such changes.

     (14) Price Changes. Certain events, such as the increase or decrease in cost of a component or material, may increase or decrease TriVirix' cost per unit. TriVirix may present this cost data at the end of the Contract Year. The parties agree to negotiate in good faith to arrive at an upward or downward adjustment to the unit price.

     (15) Records. TriVirix shall maintain all engineering, manufacturing, and inspection records, all records of shipments of the Products from TriVirix to Criticare or Criticare's designees, and all records related to Product or facility regulations and certifications for the time periods required by applicable laws and regulations with respect to the Products. TriVirix shall make such records and data available for review and copying by Criticare at TriVirix' facility upon reasonable prior written notice from Criticare to TriVirix. In addition, upon termination or expiration of this Purchase Order, whichever occurs first, TriVirix will upon Criticare's request, make copies of such records and data for Criticare.

     (16) Employee Solicitation. During the period beginning with the date hereof and ending twelve months after all Services to be provided hereunder have been performed, each of TriVirix and Criticare, for itself and its Affiliates, agree that it will not offer employment to or otherwise interfere with the employment of any employee of the except as may be expressly stated in any Proposal, without the permission of the other Party.

     (17) Bankruptcy; Insolvency. Either Party may terminate this Purchase Order upon the occurrence of either of the following: (a) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Party in an involuntary case under any applicable federal or state insolvency or other similar law in any applicable jurisdiction and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (b) The filing by such Party of a petition for relief under any applicable federal or state insolvency or other similar law.

     (18) Expiration; Termination. (a) Upon expiration or termination of this Purchase Order for any reason, (i) Criticare shall purchase from TriVirix and TriVirix shall sell at TriVirix' acquisition cost all usable inventories and materials reasonably acquired by TriVirix hereunder for the manufacture of or development of Product, (ii)
          Criticare shall purchase from TriVirix and TriVirix shall sell all work-in-progress for the Product at TriVirix' cost and (iii) Criticare shall purchase and TriVirix shall sell all other finished Product then in TriVirix' possession. (b) Upon expiration or termination of this Purchase Order for any reason, TriVirix shall release to the custody of Criticare or Criticare' designee all Product Specifications (in whatever form occurring, whether hard copy, magnetic or optical disk, etc.), all Criticare-owned tooling, dies, molds, testing or manufacturing or other Criticare equipment, together with either originals or validated copies of all testing, inspection, or other data regarding the performance or regulatory compliance of any Product sold to Criticare hereunder, as well as any other property of Criticare that is on the premises of TriVirix. In addition, TriVirix shall sell to Criticare, and Criticare' shall purchase, for a reasonable and mutually-agreeable price, any property or equipment owned by TriVirix or its Affiliates specifically and solely for the production of Criticare' Products.

     (19) Indemnification by Criticare. Except as otherwise provided below, Criticare shall indemnify, defend and hold TriVirix, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or connected with (a) the design, manufacture, use, handling, distribution, marketing or sale of the Products (except to the extent caused by TriVirix' grossly negligent acts or omissions or willful misconduct in the procurement of components or in the manufacturing of the Products) or from any accident resulting from the use of the Products, (b) negligent acts, omissions, willful misconduct or any breach or default of any representation of Criticare or any obligation on the part of Criticare to be performed pursuant to this Purchase Order or any of its agents, contractors, employees or licensees, or
          (c) any proceeding instituted by or on behalf of a Third Party based upon a claim that the manufacture, use or sale of the Products infringes a United States patent or any other proprietary rights.

     (20) Indemnification by TriVirix. Except as otherwise provided above, TriVirix shall indemnify, defend and hold Criticare, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) resulting from (a) any Third Party claims or suits arising solely out of TriVirix' grossly negligent acts or omissions or willful misconduct in the manufacture of the Products; or, (b) grossly negligent acts or omissions, willful misconduct or any breach or default of any representation of TriVirix or any obligation on the part of TriVirix to be performed pursuant to this Purchase Order or any of its agents, contractors, employees or licensees.

     (21) Press Releases. Any press release, publicity or other form of public written disclosure related to this Purchase Order prepared by one Party shall be submitted to the other Party prior to release for approval, which approval shall not be unreasonably withheld by such other party.

     (22) Use of Names. Except as otherwise required by law or by the terms of this Purchase Order or mutually agreed upon by the Parties, neither Party shall make any use of the name of the other Party or any trade name or trademark belonging to the other Party in any advertising or promotional material without the prior consent of the other Party, which consent shall not be unreasonably withheld.

     (23) Independent Contractors. The relationship between Criticare and TriVirix is that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between Criticare and TriVirix. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

     (24) Assignment. This Purchase Order may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party. Any purported assignment in violation of the preceding sentence shall be void. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

     (25) Publicity. Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

     (26) Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

     (27) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (28) Order of Precedence. In the case of any conflict, the following order of precedence shall apply: (1) Purchase Order; (2) Terms and Conditions; (3) Proposal; (4) Product Specifications; (5) Other exhibits, data incorporated herein as attachments.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed and executed as of the date first above specified.

CRITICARE  SYSTEMS  INC.               TRIVIRIX  INTERNATIONAL

By:  /s/  Joseph  P.  Lester            By:  /s/  Tom  M.  Larrichio
     -----------------------                 -----------------------
     Mr.  Joseph  Lester                     Mr.  Tom  M.  Larrichio
     Vice  President and General Manager     Director of Materials and Contracts

Date:  11/15/00                         Date:  11/15/00
       --------                                 --------

                                    Exhibit A

                              Criticare's Trademark


                                [GRAPHIC OMITTED]